Exhibit (n)(3)

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 15, 2019, relating to the consolidated financial statements of RAM Energy Holdings LLC and its subsidiaries appearing in PennantPark Investment Corporation’s Annual Report on Form 10-K for the year ended September 30, 2019.

We also consent to the reference to us under the caption “Independent Auditor” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 29, 2020